Exhibit 99.1

Trovagene to Present at the Biotech Showcase™ Annual Conference

SAN DIEGO, CA – January 3, 2018 — Trovagene, Inc. (NASDAQ: TROV), an oncology precision medicine biotechnology company, today announced that it will present at Biotech Showcase 2018 to be held January 8-10, at the Hilton San Francisco Union Square.

Bill Welch, Chief Executive Officer, will present at the Biotech Showcase™ as follows:

Date: Tuesday, January 9, 2018

Time: 10:30 am PST

Room: Yosemite A – Ballroom Level

Venue: Hilton San Francisco Union Square Hotel, 333 O’Farrell Street, San Francisco, CA

Biotech Showcase™, produced by Demy-Colton and EBD Group, is an investor and networking conference devoted to providing private and public biotechnology and life sciences companies with an opportunity to present to, and meet with, investors and pharmaceutical executives in one place during the course of one of the industry’s largest annual healthcare investor conferences, J.P. Morgan Annual Healthcare Conference.

Sara Demy-Colton, CEO of Demy-Colton, said: “We are delighted that Trovagene, Inc. will be presenting at Biotech Showcase™ this year. Biotech Showcase is the perfect platform for life science companies to showcase their innovation and seek out their next deal. This year again we are thrilled to be hosting what we believe will be the great business development opportunity of 2018.”

About Trovagene, Inc.

Trovagene is a precision medicine biotechnology company developing oncology therapeutics for improved cancer care by leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in tumor genomics. Trovagene has broad intellectual property and proprietary technology to measure circulating tumor DNA (ctDNA) in urine and blood to identify and quantify clinically actionable markers for predicting response to cancer therapies. Trovagene offers its PCM technology at its CLIA/CAP – accredited laboratory and plans to continue to vertically integrate its PCM technology with precision cancer therapeutics. For more information, please visit https://www.trovagene.com.

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2016, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com